                                                                   EXHIBIT 10.18



                                LOAN AGREEMENT
                                --------------


     THIS LOAN AGREEMENT (this "Agreement") is entered into this 21st day of November, 1997 by TOWER AIR, INC., a Delaware corporation ("Borrower"), and RANGER ASSET MANAGEMENT, L.P., a Delaware limited partnership which is doing business as Protective Asset Management Company, ("Lender").

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, Borrower has requested that Lender (a) provide purchase money financing with respect to its purchase of certain Leased Engines (hereinafter defined), (b) provide financing for repairs of certain Non-Serviceable Leased Engines (hereinafter defined) and (c) provide certain additional working capital financing to Borrower, as more particularly described below; and

     WHEREAS, Lender is willing to provide the foregoing financing to Borrower, all in accordance with the terms hereof upon the execution of this Agreement by Borrower, compliance by Borrower with all of the terms and provisions of this Agreement and fulfillment of all of the conditions precedent to Lender's obligations herein contained;

     NOW, THEREFORE, FOR AND IN CONSIDERATION OF the sum of Ten and No/100 Dollars ($10.00), and for other good and valuable consideration, the receipt, adequacy, and sufficiency of which are hereby acknowledged, and for the purpose of seeking to induce Lender to extend credit to or for the benefit of Borrower, Lender and Borrower hereby agree as follows:

                            ARTICLE I -- DEFINITIONS
                            ------------------------

     1.1  CERTAIN DEFINED TERMS.  As used in this Agreement, the following terms
          ---------------------
shall have the following meanings:

     "Air Carrier Operating Certificate" shall mean an Air Carrier Operating
      ---------------------------------
Certificate, issued by the FAA pursuant to 14 CFR Part 121.

     "Airframe" shall mean that certain Boeing 747-100 airframe, bearing
      --------
Manufacturer's Serial No. 20273 and Registration No. N606FF, together with any and all parts, accessories, components, instruments, avionics (including without limitation, radio, radar, navigation systems or other electronic equipment) and other equipment now or hereafter installed therein or thereon and together with all manuals, logs and maintenance records relating thereto, regardless of their form.

     "Affiliate" shall mean, with respect to any person or Business Entity, any
      ---------
person or Business Entity directly or indirectly controlling, controlled by, or under direct or indirect common control with, such person or Business Entity.

     "Approved Repair Facility" shall mean the repair facility of GE Aircraft
      ------------------------
Engine Services Ltd. located on the Island of Wales, U.K.

     "Business Entity" shall mean any corporation, partnership, limited
      ---------------
liability company, trust or any other business entity of any kind or nature whatsoever.

     "Certificate of Public Convenience and Necessity" shall mean a Certificate
      -----------------------------------------------
of Public Convenience and Necessity issued by the United States Department of Transportation pursuant to the Aviation Act of 1958, as amended, and the regulations thereunder.

     "Closing Date" shall mean the date on which the Loan is funded.
      ------------

     "Collateral" shall mean any and all items of collateral now or hereafter
      ----------
pledged by Borrower to Lender pursuant to the Security Agreement or otherwise as security for the Loan, including without limitation, the Engines, the Airframe and all proceeds (including without limitation, insurance proceeds) with respect to any of the foregoing.

     "Default" shall mean any event that, with the passage of time, the giving
      -------
of notice or both, could constitute an Event of Default hereunder.

     "Engine Leases" shall mean, collectively, those certain Engine Lease
      -------------
Agreements listed on Schedule "1" attached hereto and incorporated herein by
                     ------------
reference between Borrower, as lessee, and Seller/Lessor, as lessor, together with any and all amendments thereto.

     "Engines" shall mean, collectively, the Leased Engines and the Owned
      -------
Engines.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as
      -----
such Act may be amended from time to time.

     "FAA" shall mean the Federal Aviation Administration.
      ---

     "GAAP" shall mean, as in effect from time to time, generally accepted
      ----
accounting principles consistently applied.

     "Indebtedness" shall mean, with respect to Borrower, (i) all items, except
      ------------
items of capital stock or of surplus or of general contingency or deferred tax reserves, which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of Borrower, (ii) to the extent not otherwise included, all obligations secured by any Lien to which any property or asset owned by Borrower is subject, whether or not the obligation secured thereby shall have been assumed,

(iii) to the extent not otherwise included, all obligations of other persons or Business Entities which Borrower has guaranteed, including but not limited to, all obligations of consisting of recourse liability with respect to accounts receivable sold or otherwise included, and (iv) all capitalized lease obligations of Borrower and all obligations with respect to leases constituting part of a sale and lease-back arrangement.

     "Lease Termination Agreement" shall mean that certain Lease Termination
      ---------------------------
Agreement, substantially in the form of Exhibit "B" hereto, to be executed by
                                        -----------
Borrower and Seller/Lessor in connection with the Engine Leases.

     "Leased Engines" shall mean, collectively, four (4) JT9D-7A aircraft
      --------------
engines, bearing serial numbers 662294, 662305, 685747 and 685695, respectively, together with any and all parts, accessories and other equipment now or hereafter installed therein or thereon and together with all manuals, logs and maintenance records relating thereto, regardless of their form.

     "Lien" shall mean, with respect to any property, any mortgage, lien,
      ----
pledge, assignment, charge, security interest, title retention agreement, levy, execution, seizure, attachment, garnishment or other encumbrance of any kind with respect to such property.

     "Loan" shall mean the $9,750,000.00 term loan to be extended by Lender to
      ----
Borrower pursuant to Section 2.1 hereof, as the same may be modified, amended or extended from time to time.

     "Loan Documents" shall mean, collectively, this Agreement, the Note, the
      --------------
Security Agreement, all Uniform Commercial Code financing statements and all other documents, agreements, certificates, reports and instruments called for herein or executed in connection herewith or contemplated hereby, together with any modifications, renewals or extensions of any of the foregoing.

     "Materially Adverse Effect" shall mean any event which could reasonably be
      -------------------------
expected to have a material and adverse effect on the ability of Borrower to pay any amount now or hereafter due under this Agreement or any other Loan Document, or to otherwise perform its obligations hereunder or thereunder.

     "Maturity Date" shall mean, with respect to the Loan, the "Maturity Date"
      -------------
set forth in the Note, or such earlier date on which the indebtedness evidenced by the Note shall become due and payable in full (whether upon acceleration or otherwise).

     "Non-Serviceable Leased Engines" shall mean, collectively, those Leased
      ------------------------------
Engines bearing serial numbers 662294 and 685747.

     "Non-Serviceable Engines" shall mean, collectively, the Non-Serviceable
      -----------------------
Leased Engines and that Owned Engine bearing serial number 662504.

     "Note" shall mean the Term Promissory Note, substantially in the form of
      ----
Exhibit "A" attached hereto, to be issued by Borrower to Lender in connection
-----------
with the Loan.

     "Obligations" shall mean all existing and future payment and performance
      -----------
duties, liabilities and obligations of Borrower to Lender whatsoever, including without limitation all such duties. liabilities and obligations of Borrower to Lender under this Agreement, the Note or any of the other Loan Documents, whether now existing or hereafter created, incurred or arising, together with any and all amendments, modifications, extensions or renewals of any of the foregoing.

     "Owned Engines" shall mean, collectively, those certain three (3) JT9D-7A
      -------------
aircraft engines, bearing serial numbers 662504, 685870, 662569, respectively, together with any and all parts, accessories and other equipment now or hereafter installed therein or thereon and together with all manuals, logs and maintenance records relating thereto, regardless of their form.

     "Permitted Liens" shall mean:
      ---------------

     (a) Liens for taxes, assessments and other governmental charges or levies either not yet due and payable or being contested in good faith by appropriate proceedings (and for the payment of which adequate reserves have been provided) by appropriate proceedings, but only so long as such proceedings, or the continued existence of such Lien, do not give rise to any likelihood of the sale, forfeiture or other loss of the relevant item of the Collateral;

     (b) suppliers', mechanics', workers', repairmen's, employees' or other like Liens arising in the ordinary course of business and for amounts the payment of which is either not yet delinquent or is being contested in good faith (and for the payment of which adequate reserves have been provided) by appropriate proceedings, but only so long as such proceedings, or the continued existence of such Lien, do not give rise to any likelihood of the sale, forfeiture or other loss of the relevant item of the Collateral;

     (d) salvage or similar rights of insurers under insurance policies maintained pursuant to the requirements hereof and of the Security Agreement;

     (e) other Liens approved by Lender in writing from time to time; and

     (f) Liens in favor of Lender.

     "Prime Rate" shall mean the rate from time to time announced by Chase
      ----------
Manhattan Bank, New York, New York ("Chase") as its "Prime Rate." If at any time, or from time to time, the Prime Rate, as announced by Chase, increases or decreases, then the "Prime Rate" hereunder and under the Note shall be correspondingly increased or decreased effective on the day on which any such increase or decrease of the Prime Rate is announced. In the event that Chase, during the term hereof, shall abolish or abandon the practice of announcing such Prime Rate, or should the same become unascertainable, Lender shall designate a comparable reference rate which shall be deemed to be the "Prime Rate."

     "Purchase Agreement" shall mean that certain Aircraft Engine Purchase
      ------------------
Agreement dated of even date herewith by and between Seller/Lessor and Borrower with respect to the Leased Engines, as the same may be amended from time to time.

     "Security Agreement" shall mean that certain Security Agreement, dated as
      ------------------
of even date herewith, by and between Lender and Borrower.

     "Seller/Lessor" shall mean First Security Bank, N.A., not in its individual
      -------------
capacity, but solely as Owner Trustee under that certain Trust Agreement dated November 20, 1996.

     "Solvent" shall mean, as to Borrower, that Borrower has capital sufficient
      -------
to carry on its business and transactions in which it is about to engage and is able to pay its debts as they mature and owns property having a value, both at fair valuation and at present fair salable value, greater than the amount required to pay its debts.

     "Subsidiary" shall mean any Business Entity in which Borrower owns,
      ----------
directly or indirectly, 50 percent or more of the outstanding partnership interests, membership interests, capital stock or other ownership interests of such Business Entity.

     Each definition of a document in this Article 1 shall include such documents as modified, amended, extended or supplemented from time to time, and except where the context otherwise requires, definitions imparting the singular shall include the plural and vice versa.

                             ARTICLE II - THE LOAN
                             ---------------------

     2.1  LOAN FACILITY.  Subject to Section 3.1 hereof, Lender shall extend the
          -------------
Loan to Borrower in the principal amount of

$9,750,000.00. The proceeds of the Loan shall be used by Borrower (a) to acquire the Leased Engines from the Seller/Lessor pursuant to the Purchase Agreement,
(b) to pay for the repair work to be performed on the Non-Serviceable Leased Engines and (c) for working capital requirements. Amounts repaid with respect to the Loan may not be reborrowed. The Loan shall be evidenced by the Note, substantially in the form of Exhibit "A" hereto, and shall be repayable over a
                             -----------
period of 36 months in accordance with the terms and provisions set forth herein and therein.

     2.2  INTEREST.
          --------

          (a) Basic Rate.  Interest shall accrue on the unpaid principal balance
              ----------
of the Loan at a fluctuating interest rate per annum rate equal to the Prime Rate plus 2.5 percentage points (the "Basic Rate"). Interest shall be payable monthly in arrears (i) together with principal payments as set forth in Section
2.4 hereof and (ii) on the Maturity Date.

          (b) Supplemental Rate.  If, on the date which is six (6) months after
              -----------------
the Closing Date, repairs to at least two of the Non-Serviceable Engines have not been completed, then interest shall accrue on the outstanding principal balance of the Loan at a rate equal to the Prime Rate plus 4.5 percentage points until such time as repairs to at least two of the Non-Serviceable Engines have been completed. As used in this Section 2.2(b), the term "completed" shall mean that repairs to the relevant Engine have been completed and paid for in full such that such Engine (i) is serviceable in accordance with Borrower's then-existing maintenance program, (ii) is free and clear of all Liens, except for Permitted Liens and (iii) is subject to immediate release, or has previously been released, from the relevant repair facility. Whenever the Loan shall be accruing interest at the supplemental rate set forth above, Lender shall provide Borrower with a monthly invoice as to the amount of such supplemental interest payable hereunder.

          (c) Default Rate.  If Borrower shall fail to pay principal on the Loan
              ------------
when due (whether at maturity, by reason of acceleration or otherwise), such unpaid principal amounts shall bear interest for each day from the date such unpaid amounts became due until paid in full (both before and after judgment), payable on demand, at a rate per annum equal to two (2) percentage points over the otherwise applicable rate (the "Default Rate"). In addition, if Lender shall have issued a notice of default to Borrower pursuant to Section 6.1 hereof or if an Event of Default has otherwise occurred, interest shall accrue on the unpaid principal balance of the Loan at the Default Rate until the relevant Default or Event of Default has been cured to Lender's reasonable satisfaction, whereupon the rate of interest with respect to the Loan shall be as set forth in subparagraph (a) or (b) above, as then applicable.

          (d) Basis of Calculation.  All interest due and payable hereunder or
              --------------------
under the Note shall be computed on the basis of a 360-day year and the actual number of days elapsed.

     2.3  DISBURSEMENT OF FUNDS.  Subject to the provisions of Section 3.1
          ---------------------
hereof, Lender shall disburse the entire amount of the Loan on the Closing Date by (i) wire transfer directly to Seller/Lessor of the net proceeds payable to Seller/Lessor for the Leased Engines pursuant to the Purchase Agreement and (ii) wire transfer of the balance of the Loan directly to Borrower.

      2.4 REPAYMENT.  The principal amount of the Loan shall be repayable over a
          ---------
36-month term in 36 consecutive monthly installments of principal and interest in an amount sufficient to fully amortize the Loan over the term thereof at the then applicable Basic Rate, payable on the 15th day of each month over the term of the Loan, all as more particularly set forth in the Note. The initial amortization schedule is attached to the Note. In connection with any change in the Basic Rate, Lender shall prepare and deliver to Borrower a new amortization schedule which shall provide for amortization of the then outstanding principal balance of the Loan over the then-remaining term thereof at the then-applicable Base Rate.

      2.5 PREPAYMENTS.
          -----------

          (a) Generally.  Until such time as repairs to both of the Non-
              ---------
Serviceable Leased Engines have been completed and except as provided in Subparagraph (b) hereof, the principal amount of the Loan may be prepaid in full or in part only upon payment by Borrower of a prepayment premium in an amount equal to one (1%) percent of the principal amount prepaid; provided, however,
                                                           --------  -------
that such prepayment premium shall be waived by Lender in connection with any prepayment which is the result of a casualty to any item of the Collateral. At any time when repairs to both of the Non-Serviceable Leased Engines have been completed, the principal amount of the Loan may be prepaid in full or in part at any time without premium or penalty. As used in this Section 2.5(a), the term "completed" shall have the meaning set forth in Section 2.2(b) hereof.

          (b) Mandatory Prepayment.  If, on the date which is six (6) months
              --------------------
after the Closing Date, repairs to both of the Non-Serviceable Leased Engines have not been completed (as that term is defined in Section 2.2(b) hereof), then Borrower shall, on demand by Lender, make a mandatory prepayment of the principal amount of the Loan in the amount of $1,750,000.00. Such mandatory prepayment shall not be subject to the prepayment premium set forth in subparagraph (a) above.

     2.6    LOAN ACCOUNT.  Lender shall open and maintain on its books in the
            ------------
name of Borrower a loan account with respect to the

Loan. Lender shall reflect a debit for the principal amount of the Loan and accrued interest thereon, and shall reflect a credit for each payment on account of such principal and interest. The records of Lender with respect to such account shall, absent manifest error, be prima facie evidence of the Loan and of accrued interest thereon.

     2.7  AMOUNT AND MANNER OF PAYMENTS.  All payments (including any
          -----------------------------
prepayments) received by Lender shall be applied as follows: (a) to the payment of any prepayment premium due in connection with such payment, (b) to the payment of any outstanding expenses then due and payable with respect to the Loan, (c) to the payment of accrued and unpaid interest on the Loan, (d) to the payment of the outstanding principal balance of the Loan, until the Loan has been repaid in full. Notwithstanding the foregoing, if a Default or Event of Default shall have occurred and be continuing, Lender shall apply any and all amounts received from Lessee or Borrower to such Obligations of Borrower and in such priority as Lender shall determine in its sole and absolute discretion.

     2.8  NO SET-OFF.  Borrower agrees to pay principal, interest, fees and all
          ----------
other amounts due hereunder or under the Note or any other Loan Document without set-off, counterclaim or other deduction whatsoever.

                       ARTICLE III - CONDITIONS PRECEDENT
                       ----------------------------------

     3.1  TERM LOAN.  The obligation of Lender to fund the Loan is subject to
          ---------
the satisfaction of each of the following conditions precedent, on or prior to the Closing Date:

          (a) Documents.  Each of the following documents (in form and substance
              ---------
reasonably satisfactory to Lender) shall have been duly executed (if applicable) and delivered to Lender:

               (i)  the Note, substantially in the form attached hereto as

Exhibit "A";
-------

               (ii) the Security Agreement, in proper form for recordation with the FAA;

               (iii) financing statements to be filed in all locations deemed necessary by Lender;

               (iv) copies of Borrower's certificate of incorporation and by-laws, together with evidence as to the due existence and good standing of Borrower in the State of Delaware, qualification of Borrower to do business as a foreign corporation in New York, and the authorization of Borrower to enter into the Loan Documents;

               (v) a certificate of incumbency as to the officers of Borrower who execute and deliver the Loan Documents on behalf of Borrower;

               (vi) a copy of the Certificate of Airworthiness with respect to the Airframe;

               (vii) a copy of Borrower's current Certificate of Convenience and Public Necessity and Air Carrier Operating Certificate;

               (viii) such opinions of counsel as Lender may reasonably request, including without limitation, an opinion of FAA counsel as contemplated in the Security Agreement; and

               (ix) such other documents, certificates and other information as Lender may reasonably request.

          (b) Other Conditions.  Lender shall have received evidence reasonably
              ----------------
satisfactory to it that each of the following additional conditions has been satisfied:

               (i) Borrower shall have performed all of its obligations under the Lease Termination Agreement.

               (ii) Borrower shall have acquired (or will, upon funding of the Loan, shall acquire) title to each of the Leased Engines free and clear of all Liens, except for Permitted Liens, and Borrower shall have title to each of the Owned Engines and the Airframe, free and clear of all Liens, except for Permitted Liens. Lender shall have received the results of a lien search with respect to the Engines and the Airframe, dated no later than the Closing Date, which lien search shall reveal no Liens on such respective items except for Liens to be discharged on or prior to the Closing Date pursuant to documentation satisfactory to Lender;

               (iii) the Airframe shall be registered in the name of Borrower as owner on the United States Civil Aircraft Registry, free and clear of all Liens, except for Permitted Liens.

               (iv) all insurance required to be maintained with respect to the Collateral is in place, as evidenced by insurance certificates and/or policies satisfactory to Lender;

               (v) all governmental and third party approvals and consents necessary or, in Lender's discretion, advisable in connection with the transactions contemplated hereby and the continuing operations of Borrower shall have been obtained and shall be in full force and effect;

               (vi) all other representations and warranties of Borrower set forth in Article IV hereof shall be true and correct in all material respects on the Closing Date; and

               (vii) Borrower shall have complied with all of its covenants and agreements set forth herein which are to be performed on or prior to the Closing Date.

                  ARTICLE IV - REPRESENTATIONS AND WARRANTIES
                  -------------------------------------------

     Borrower represents and warrants to Lender as follows:

     4.1  FORMATION; QUALIFICATION.    Borrower is a corporation duly organized,
          ------------------------
validly existing and in good standing under the laws of the state of its incorporation, has the power and authority, corporate and otherwise, to own or lease and operate its properties and to carry on its business as now being and hereafter proposed to be conducted and is duly qualified and is in good standing as a foreign corporation, and authorized to do business, in the State of New York and each other jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization. Borrower's principal office is located at Hangar 17, JFK International Airport, Jamaica, New York 11430. Borrower has no Subsidiaries.

     4.2  POWER AND AUTHORITY.   Borrower has the power and has taken all
          -------------------
necessary corporate and other action to authorize it to execute, deliver and perform this Agreement and each of the other Loan Documents in accordance with the terms thereof and to consummate the transactions contemplated hereby and thereby.

     4.3  REGISTRATION AND APPROVALS.  All approvals, licenses and
          --------------------------
authorizations of, and all filings and registrations with, any governmental agency or authority necessary for the due execution, delivery, performance or enforceability of the Loan Documents have been obtained and are in full force and effect.

     4.4  BORROWER'S OPERATIONAL AUTHORITY.  Borrower is the holder of a current
          --------------------------------
Certificate of Public Convenience and Necessity and a current Air Operating Certificate, which certificates are validly issued and outstanding. Neither of said certificates is the subject of any pending or, to the best of Borrower's knowledge, threatened attack or revocation.

     4.5  AGREEMENT BINDING.  This Agreement has been duly executed and
          -----------------
delivered by Borrower, and is, and each of the other Loan Documents is, a legal, valid and binding obligation of Borrower enforceable in accordance with its terms, as such enforcement may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors rights generally. The execution, delivery and performance of this Agreement and the other Loan Documents and the payment of all sums payable thereunder: (a) to the best knowledge of Borrower, does not violate any statute, other regulation, or other provision of law, (b) does not contravene any provision of the certificate of incorporation or by-laws of Borrower and (c) does not result in the breach of or default under any agreement to which Borrower is a party or by which Borrower or any of its properties may be bound. The Security Agreement creates in favor of Lender a valid and enforceable security interest in the items of Collateral described therein.

     4.6  ABSENCE OF DEFAULT.  Borrower is not in default under any material
          ------------------
agreement to which it is a party or by which it or any of its property is bound, which default could reasonably be expected to have a Material Adverse Effect upon its business or operations.

     4.7  LITIGATION.  There are no pending or, to the best knowledge of
          ----------
Borrower, threatened legal actions, arbitrations or other proceedings against Borrower, which, if adversely determined, could reasonably be expected to impair the ability of Borrower to carry on its business as now conducted or its ability to pay any amounts due under this Agreement or any other Loan Document, nor are there any pending or threatened proceedings as to the unpaid or disputed tax liabilities of Borrower.

     4.8  TAXES. All federal, state and other tax returns of Borrower required
          -----
by law to be filed have been duly filed (including without limitation, all returns with respect to passenger excise taxes and passenger facility charges), and all federal, state and other taxes, assessments and other governmental charges or levies upon Borrower and any of its properties, operations (including without limitation, all passenger excise taxes and passenger facility charges), income, profits and assets, which are due and payable, have been paid, except any such the payment of which Borrower is contesting in good faith by appropriate proceedings and for which adequate reserves have been provided on the books of Borrower and as to which neither any Lien has attached nor any foreclosure, distraint, sale or similar proceedings have been commenced. The charges, accruals and reserves on the books of Borrower in respect of taxes are, in the reasonable judgment of Borrower, adequate. Borrower has filed all required federal, state and other tax returns required to be filed, and all taxes, assessments and other such governmental charges due from Borrower have been fully paid.

     4.9  TITLE TO PROPERTY.  Borrower has good, marketable and legal title to
          -----------------
each of the Owned Engines and the Airframe, subject to no Liens except Permitted Liens. The Airframe is currently registered in the name of Borrower as owner on the United States Civil Aircraft Registry, free and clear of all Liens, except for Permitted Liens. Except for financing statements in favor of Lender, no financing statement under the Uniform Commercial Code and no other filing which names Borrower as debtor or which covers or purports to cover any of the Owned Engines the Airframe or

Borrower's interest in the Leased Engines is on file or of record in any state or any jurisdiction and Borrower has not signed any such financial statement or filing, except in favor of Lender.

     4.10 FINANCIAL STATEMENTS.  Borrower has furnished, or has caused to be
          --------------------
furnished, to Lender financial statements for Borrower which are complete and correct in all material respects and present fairly in accordance with G.A.A.P. the financial position of Borrower as of December 31, 1996 and the results of operations for the period then ended. Except as disclosed in such financial statements, Borrower did not have any material liabilities, contingent or otherwise, and there are no material unrealized or anticipated losses of Borrower which have not heretofore been disclosed in writing to Lender.

     4.11 INVESTMENTS AND GUARANTEES.  Borrower has not made any investments in,
          --------------------------
advances to, or guarantees of, the obligations of any person or Business Entity, except as reflected in the financial statements referred to in Section 4.10 above or as otherwise disclosed to Lender in writing.

     4.12 ACCURACY AND COMPLETENESS OF INFORMATION.  All information, reports
          ----------------------------------------
and other papers and data relating to Borrower and/or any item of the Collateral (including without limitation, maintenance and usage information with respect to the Collateral), as furnished to Lender were, at the time the same were so furnished, complete and correct in all material respects.

     4.13 SOLVENCY.  Borrower is Solvent.
          --------

     4.14 NAME OF BORROWER.  Borrower has not changed its name within the
          ----------------
preceding five years from the date hereof, and has not transacted business under any other trade or tradename.

     4.15 NO ADVERSE CHANGE.  There has occurred no event which could have a
          -----------------
Materially Adverse Effect and no fact is currently known to Borrower which has or in Borrower's reasonable opinion could be reasonably expected to have a Materially Adverse Effect.

                ARTICLE V -- AFFIRMATIVE AND NEGATIVE COVENANTS
                -----------------------------------------------

     5.1  AFFIRMATIVE COVENANTS.  So long as any portion of the Obligations is
          ---------------------
outstanding:

          (a) Status of Non-Serviceable Engines.  Borrower shall give Lender
              ---------------------------------
prompt written notice of the completion of repairs to each of the Non-Serviceable Engines, together with Borrower's schedule for the placement of each such Engine into service.

          (b) Records Regarding Collateral Usage.  Borrower shall deliver to
              ----------------------------------
Lender, upon Lender's request, such information regarding usage of the Engines and the Airframe as may be requested by Lender from time to time pursuant to the Security Agreement.

          (c) Preservation of Existence and Similar Matters. Borrower will (i)
              ---------------------------------------------
preserve and maintain its existence, rights, franchises, licenses and privileges in its state of formation, and (ii) qualify and remain qualified and authorized to do business in each jurisdiction in which failure to be so qualified could reasonably be expected to have a Materially Adverse Effect.

          (d) Compliance with Applicable Law.  Borrower will comply with the
              ------------------------------
requirements of all applicable laws, including without limitation, all requirements imposed upon Borrower's operations pursuant to Borrower's Certificate of Public Convenience and Necessity and its Air Operator's Certificate.

          (e) Accounting Methods and Financial Records.  Borrower shall maintain
              ----------------------------------------
a system of accounting established and administered in accordance with GAAP, consistently applied.

          (f) Insurance.  Borrower shall, at its own expense, (i) maintain
              ---------
insurance including, but not limited to, public liability insurance from responsible companies in such amounts and against such risks as shall be reasonably acceptable to Lender, and (ii) keep the Collateral insured on the terms and in the manner required by the Security Agreement. Each such policy shall in addition name Lender as an additional insured or loss payee, as the case may be, and provide that at least 30 days' prior written notice of cancellation or of lapse of such policy shall be given to Lender by the insurer.

          (g) Payment of Taxes and Claims.  Borrower will pay and discharge all
              ---------------------------
taxes, assessments and governmental charges or levies imposed upon it or upon its income, operations or profits or upon any properties belonging to it prior to the date on which penalties attach thereto, which, if unpaid, might become a Lien upon any of its properties; except for any such item which is being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside. Borrower shall timely file all information returns required by federal state or local tax authorities. Without limiting the generality of this paragraph, the foregoing requirements shall also apply to Borrower's obligations with respect to passenger excise taxes and passenger facility charges.

          (h) Visits and Inspections.  Borrower shall permit Lender, upon
              ----------------------
reasonable notice, to have access to and examine at all reasonable times during normal business hours the properties, records and financial records of Borrower, together with the technical records relating to the Collateral.

          (i) Further Assurances.  Borrower shall promptly cure, or cause to be
              ------------------
cured, any defects in the creation and issuance of the Note, or either of them, and the execution and delivery of the other Loan Documents resulting from any act or failure to act by Borrower, including, without limitation, the perfection of any Liens in favor of Lender. Borrower, at its expense, will promptly execute and deliver to Lender, all such other and further documents, agreements and instruments in compliance with or accomplishment of the covenants and agreements of Borrower herein and in the other Loan Documents, or to further evidence and more fully describe any Collateral intended as security for the Note, or either of them, or to correct any omission in the Loan Documents, or more fully to state the obligations set out herein or in any of the Loan Documents, or to perfect, protect or preserve any Liens created pursuant to any of the Loan Documents, or to make any recordings, to file any notices, or to obtain any consents, all as may be necessary or appropriate in connection therewith as may be reasonably requested.

          (j) Payment of Indebtedness.  Borrower shall pay its Indebtedness when
              -----------------------
and as the same becomes due, other than amounts duly disputed in good faith and non-payment of which would not have a Materially Adverse Effect.

          (k) ERISA.  Borrower shall at all times make, or cause to be made,
              -----
prompt payment of contributions required to meet the minimum funding standards set forth in ERISA with respect to any plans now or hereafter maintained.

          (l) Major Maintenance.  Borrower shall consult with Lender regarding
              -----------------
any maintenance to be performed on any Engine or the Airframe.

     5.2    NEGATIVE COVENANTS.  So long as any portion of the Obligations is
            ------------------
outstanding:

          (a) Liquidation or Dissolution.  Borrower shall not liquidate or
              --------------------------
dissolve itself (or suffer any liquidation or dissolution) or otherwise wind up;

          (b) Merger or Consolidation.  Borrower shall not merge or consolidate
              -----------------------
with any other entity without giving Lender at least thirty (30) days' prior written notice of its intention to do so and complying with all reasonable requirements of Lender relating to the preservation of Lender's security interest in the Collateral and the formal assumption of the Obligations by the surviving entity;

          (c) Name Change.  Borrower shall not change its name or begin to
              -----------
operate under a new tradename without giving Lender at least thirty (30) days' prior written notice of its intention to do so and complying with all reasonable requirements of Lender relating to the preservation of Lender's security interest in the Collateral;

          (d) Sale of Collateral.  Borrower shall not sell, transfer, convey,
              ------------------
exchange, assign or otherwise dispose of any item of the Collateral;

          (e) Creation of Liens.  Borrower shall not create, grant or permit to
              -----------------
exist any Lien (whether voluntarily or involuntarily created), security interest, claim, demand or encumbrance of any kind or nature against any item of the Collateral or any part thereof, except for Permitted Liens;

          (f) Affiliate Transactions. Borrower Party shall not at any time
              ----------------------
engage in any transaction with an Affiliate on terms generally less advantageous to Borrower than would be the case if such transaction had been effected at an arm's-length transaction with a non-Affiliate.

          (g) Loan to Shareholders and Affiliates.  Borrower shall not make any
              -----------------------------------
loans or advances to any of its existing or future shareholders or Affiliates, nor shall Borrower increase the principal amount of any such loans which may exist on the date hereof.

          (h) Subsidiaries.  Borrower shall not create any Subsidiary without
              ------------
giving Lender at least thirty (30) days' prior written notice of its intention to do so and complying with all reasonable requirements of Lender relating to the preservation of Lender's security interest in the Collateral.

                       ARTICLE VI - INFORMATION COVENANTS
                       ----------------------------------

     So long as any portion of the Obligations is outstanding and unpaid, Borrower will furnish or cause to be furnished to Lender:

      6.1 Audited Annual Financial Statements and Information; Certificate of No
          ----------------------------------------------------------------------
Default.  Within ninety (90) days after the end of each fiscal year of Borrower,
-------
the balance sheets of Borrower as at the end of such fiscal year, and the related statements of income, retained earnings and cash flow statements of Borrower for such fiscal year, setting forth in comparative form the figures as at the end of and for the previous fiscal year and unqualifiedly certified or certified with only such qualifications as shall be acceptable to Lender by independent certified public accountants of recognized standing reasonably satisfactory to Lender, whose opinion shall be in scope and substance satisfactory to Lender and include a statement certifying that no Default or Event of Default was detected following the examination of Borrower, and who shall have authorized Borrower to deliver such financial statements and opinions thereon to Lender pursuant to this Agreement.

      6.2 Quarterly Financial Statements, Performance Certificates and
          ------------------------------------------------------------
Information.
-----------

          (a) As soon as available and in any event within 45 days after the last day of each fiscal quarter, the balance sheets of Borrower as at the end of such month and the related statements of income and retained earnings of Borrower for such month and for the elapsed portion of the year ended with the last day of such month, and all of which shall be certified by an authorized signatory of Borrower, to be, in his opinion, complete and correct in all material respects and to present fairly, in accordance with GAAP, the statements of financial position of Borrower as at the end of each period and the results of operations for such period, and for the elapsed portion of the year ended with the last day of such period, subject only to normal year-end adjustments.

          (b) Within forty-five (45) days after the last day of each of the first three quarters in each year, and within ninety (90) days after the last day of the fourth quarter of the such year, a certificate of an authorized signatory of Borrower, stating that, to the best of his knowledge, no Default or Event of Default has occurred as at the end of such quarterly period or year, as the case may be, or, if a Default or an Event of Default has occurred, disclosing each such Default or an Event of Default and its nature, when it occurred, whether it is continuing and the steps being taken by Borrower with respect to such Default or Event of Default.

      6.3 Copies of Other Reports.
          -----------------------

          (a) Promptly upon receipt thereof, copies of all reports, if any, submitted to Borrower by its independent public accountants regarding Borrower, including, without limitation, any management report prepared in connection with the annual audit referred to in Section 6.1 hereof.

          (b) From time to time and promptly upon each request, such data, certificates, reports, statements, opinions of counsel, documents or further information regarding the Collateral or the business, assets, liabilities, financial position, projections, results of operations or business prospects of Borrower as Lender reasonably may request.

      6.4 Notice of Litigation, Default and Other Matters.  Prompt notice of the
          -----------------------------------------------
following events after Borrower has, or in the exercise of reasonable diligence should have, received notice thereof:

          (a) The commencement of all proceedings and investigations by or before any governmental body and all actions and proceedings in any court or before any arbitrator (A) against, or (B) (to the extent known to Borrower) in any other way relating adversely to, Borrower, or any of its assets which, if adversely determined, would singly or when aggregated with all other such proceedings, investigations and actions, if adversely determined, have a Materially Adverse Effect;

          (b) any material adverse change with respect to the business, assets, liabilities, financial position, results of operations or business prospects of Borrower, other than changes in the ordinary course of business the effects of which have not had a Materially Adverse Effect; and

          (c) any Default or Event of Default or the occurrence or non-occurrence of any event which constitutes, or which with the passage of time or giving of notice or both would constitute a default by Borrower under any material agreement other than this Agreement to which Borrower is a party or by which any of its properties may be bound, which default would have a Materially Adverse Effect, giving in each case the details thereof and specifying the action proposed to be taken with respect thereto.

                        ARTICLE VII - EVENTS OF DEFAULT
                        -------------------------------

     7.1  EVENTS OF DEFAULT.  Each of the following events shall constitute an
          -----------------
"Event of Default" hereunder:

          (a) Borrower shall fail to pay or cause to be paid to Lender on the date due any amount payable to Lender hereunder or under the Note, or Borrower shall fail to pay the mandatory prepayment contemplated by Section 2.5(b) within two (2) days after receipt of written demand from Lender;

          (b) Borrower shall default in the performance or observance of any other agreement or covenant contained in this Agreement not specifically referred to elsewhere in this Section 7.1, and such default shall not be cured to Lender' reasonable satisfaction within a period of fifteen (15) days after notice thereof by Lender to Borrower;

          (c) An Event of Default (as therein defined) shall occur under the Lease Termination Agreement, or Borrower shall fail to observe or perform any of its obligations under any of the Engine Leases which survive the termination thereof;

          (d) If either of the Non-Serviceable Leased Engines shall not have been positioned at the Approved Repair Facility within 30 days after the Closing Date;

          (e) Borrower is liquidated or dissolved or its charter expires or is revoked;

          (f) Borrower shall in any way challenge, or any proceeding shall in any way be brought to challenge (and, in the case of the proceeding brought by someone other than Borrower, shall continue unstayed for a period of 30 days), the prior and perfected status of Lender's security interest with respect to any of the Collateral or the validity or enforceability of such security interests as provided herein;

          (g) Any Lien other than a Permitted Lien shall exist with respect to any item of the Collateral, or Borrower shall sell or transfer any item of the Collateral;

          (h) Borrower's Certificate of Public Convenience and Necessity or its Air Operating Certificate is revoked or suspended by the issuing authority, or Borrower shall otherwise voluntarily cease operations;

          (i) Any item of the Collateral is confiscated, detained or seized by any governmental authority, lender, lessor or other creditor, including, without limitation, seizure of any airframe on which any of the Engines is attached;

          (j) Borrower shall fail to observe any covenant set forth in Section
5.2 hereof;

          (k) Borrower shall in any way challenge, or any proceeding shall in any way be brought to challenge (and, in the case of a proceeding brought by an entity other than Borrower, shall continue unstayed for a period of 30 days), the prior and perfected status of Lender's security interest with respect to the Collateral or any portion thereof or the validity or enforceability of such security interests as provided herein;

          (l) Any representation or warranty set forth herein or in any other Loan Document proves to have been materially incorrect or misleading when issued; or

          (m) Borrower shall default in the repayment to any third-party (other than Lender) of any Indebtedness to such third-party for borrowed money in excess of $5,000,000.00, which default shall entitle the holder of such Indebtedness to accelerate the same;

          (n) There shall be entered a decree or order by a court having jurisdiction constituting an order for relief in respect of Borrower under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable Federal or State bankruptcy law or other similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official of Borrower or of any substantial part of its properties, or ordering the winding-up or liquidation of the affairs of Borrower, and any such decree or order shall continue in effect for a period of sixty (60) consecutive days;

          (o) Borrower shall file a petition, answer or consent seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable Federal or state bankruptcy law or other similar law, or Borrower shall consent to the institution of proceedings thereunder or to the filing of any such petition or to the appointment or taking of possession of a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of Borrower or of any substantial part of its properties, or Borrower shall fail generally to pay its debts as such debts become due, or Borrower shall take any corporate action in furtherance of any such action;

          (p) A final judgment shall be entered by any court against Borrower for the payment of money in excess of $5,000,000 (i) for which Borrower, carries no applicable liability insurance and (ii) which remains unpaid beyond the date on which such judgment was due and payable under applicable law; or

          (q) Any of the policies evidencing insurance required to be maintained by Borrower hereunder or under the Security Agreement shall not be renewed or replaced at least ten (10) days prior to their scheduled expiration date, or shall otherwise terminate without having been replaced to Lender's sole satisfaction.

     7.2  ACCELERATION AND TERMINATION.  If any Event of Default shall occur,
          ----------------------------
the Loan, together with accrued interest and all other sums payable hereunder, shall upon notice from Lender to Borrower, become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by Borrower, and Lender's obligation, if any, to give additional financial accommodations of any kind to Borrower shall immediately terminate. The foregoing remedy is in addition to the other rights and remedies granted to Lender under the other Loan Documents and under applicable law.

                          ARTICLE VII - MISCELLANEOUS
                          ---------------------------

     8.1  NOTICES.
          -------

          (a) All notices, requests, demands, consents and other communications hereunder shall be in writing and may be given by hand, by certified United States mail (postage pre-paid, return receipt requested), by telecopier (confirmed with hard copy by certified United States mail) or by Federal Express, U.P.S. or other nationally recognized overnight courier service at the respective address or telecopy number of the parties as set forth below.

          (b) Any notice given in a manner described in this Section 8.1 shall be deemed received for all purposes hereof (i) if given by hand, mail or overnight courier, upon delivery or, if delivery is refused, upon tender and
(ii) if given by telecopier,
upon confirmation of transmission to the party-addressee (or if such day is not a business day, on the business day next following confirmation of such transmission).

          (c) All notices and other communications under this Agreement shall be given to the parties hereto at the following addresses:

               Protective Asset Management Company
               1150 Two Galleria Tower
               13455 Noel Road, LB No. 45
               Dallas, Texas  75240
               Attn:  Mr. Todd Travers

               Tower Air, Inc.
               JFK International Airport
               Hangar 17
               Jamaica, New York  11430
               Attn:  Chief Financial Officer

Service of any such notice or demand so made shall be deemed effective on the day of actual delivery. Either party hereto may, from time to time, by notice in writing served upon the other as aforesaid, designate a different mailing address or a different person to which all such notices or demands are thereafter to be addressed.

     8.2  INDEMNIFICATION.  Borrower hereby agrees to indemnify and hold
          ---------------
harmless Lender, its beneficiaries and their respective shareholders, members, directors, officers, managers, agents and employees, and all of their respective successors, assigns and heirs, from and against any and all liabilities, obligations, penalties, actions, suits, losses, damages, injuries, claims, demands and expenses, including reasonable attorneys' fees and disbursements, arising out of (i) any act or omission of any Borrower in performance or in breach of this Agreement or any agreement contemplated thereby, (ii) the use, condition or operation of the Collateral or any of it, at any time, by whomsoever used or operated, and (iii) the exercise by Lender of any of its rights under this Agreement in accordance with the terms thereof and with applicable law. Such obligations of Borrower shall continue in full force and effect notwithstanding the termination of Lender's obligations hereunder and the payment to Lender of principal of and interest on each Loan and all other amounts payable to Lender under this Agreement. Lender shall give Borrower written notice of any matter as to which it intends to claim indemnity from Borrower pursuant to this Section.

     8.3  EXPENSES.  Borrower shall pay, on demand (a) all out-of-pocket
          --------
expenses of Lender, up to $7,500, in connection with the preparation, negotiation, execution and delivery of the Loan Documents (which amounts shall be payable with proceeds of the

Loan), (b) all out-of-pocket expenses of Lender in connection with the preparation, negotiation, execution and delivery of any documentation executed in connection with any waiver, amendment or consent by Lender relating to this Agreement or the other Loan Documents, including, but not limited to, the reasonable attorneys' fees and disbursements of counsel for Lender and (c) all reasonable costs and out-of-pocket expenses of obtaining performance under this Agreement or the other Loan Documents and all costs and out-of-pocket expenses of collection if default is made in the payment of the Note, including the reasonable fees and expenses of counsel for Lender.

     8.4  JURISDICTION.  Borrower hereby (a) submits to the non-exclusive
          ------------
personal jurisdiction in the State of Texas for the enforcement of the Loan Documents and (b) waives any and all personal rights under the law of any state to object to jurisdiction within the State of Texas for the purposes of litigation to enforce the Loan Documents, whether on grounds of forum non
                                                                ----- ---
conveniens or otherwise.  Nothing contained herein, however, shall prevent
----------
Lender from bringing any action or exercising any rights against any security or against Borrower personally, or against any property of Borrower, within any other state. Initiating such proceeding or taking such action in any other state shall in no event constitute a waiver of the agreement contained herein that the law of the State of New York shall govern the rights and obligations of Borrower and Lender hereunder or of the submission herein made by Borrower to personal jurisdiction within the State of Texas. Borrower hereby irrevocably and unconditionally appoints CT Corporation, Austin, Texas, as its agent for service of process in the State of Texas. The aforesaid means of obtaining personal jurisdiction and perfecting service of process are not intended to be exclusive but are cumulative and in addition to all other means of obtaining personal jurisdiction and perfecting service of process now or hereafter provided by the law of the State of Texas or any other state.

     8.5  WAIVERS.  The rights and remedies of Lender under this Agreement and
          -------
the other Loan Documents shall be cumulative and not exclusive of any rights or remedies which it would otherwise have. No failure or delay by Lender in exercising any right shall operate as a waiver of it. Any waiver or indulgence granted by Lender shall not constitute a modification of this Agreement, except to the extent expressly provided in such waiver or indulgence, or constitute a course of dealing by Lender at variance with the terms of this Agreement such as to require further notice by Lender of Lender's intent to require strict adherence to the terms of this Agreement in the future.

     8.6  ASSIGNMENT.  Borrower may not assign or transfer any of its rights or
          ----------
obligations hereunder or under the Note without the prior written consent of Lender. Lender may at any time grant participation in or sell, assign, transfer or otherwise dispose of, all or any portion of the indebtedness of Borrower outstanding pursuant to this Agreement and the Note.

     8.7  COUNTERPARTS.  This Agreement may be executed in any number of
          ------------
counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument.

     8.8  GOVERNING LAW.  The parties hereby acknowledge and agree that this
          -------------
Agreement and the Note shall be construed in accordance with and governed by the law of the State of New York.

     8.9  SEVERABILITY.  Any provision of this Agreement which is prohibited or
          ------------
unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

     8.10 ENTIRE AGREEMENT.  This Agreement and the Loan Documents represent the
          ----------------
entire agreement among the parties as to the subject matter hereof. This Agreement may only be amended by a writing signed by all parties hereto.

     8.11 INVOICES.  Lender's failure to provide any invoice or amortization
          --------
schedule contemplated hereunder shall not constitute a waiver or release of any of Lender's rights hereunder or under the Note.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective duly authorized signatories as of the day and year first written above.

                              RANGER ASSET MANAGEMENT, L.P.,
                              a Delaware Limited Partnership which
                              is doing business as Protective Asset
                              Management Company



                              By:   /s/
                                  ---------------------------------------
                                 Title:
                                        ---------------------------------

                              TOWER AIR, INC.

                              By:   /s/ R.K. Punwani
                                  ---------------------------------------

                                 Title: Vice President-Finance
                                        ---------------------------------

                                  EXHIBIT "A"

                              TERM PROMISSORY NOTE


$9,750,000.00                                       Dated:  November __, 1997

     FOR VALUE RECEIVED, the undersigned, TOWER AIR, INC., a Delaware corporation ("Borrower"), HEREBY PROMISES TO PAY to the order of RANGER ASSET MANAGEMENT, L.P., a Delaware limited partnership which is doing business as Protective Asset Management Company ("Lender"), the principal sum of NINE MILLION SEVEN HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($9,750,000.00) or, if less, so much thereof as has been advanced and is outstanding hereunder, together with interest thereon as hereinafter set forth.

     This Note is the "Note," as defined in that certain Loan Agreement dated of even date herewith between Borrower and Lender (as the same may be amended from time to time, the "Loan Agreement"), the terms of which are incorporated by reference herein. Capitalized terms used herein without definition shall have the meanings set forth in the Loan Agreement.

     Except as otherwise provided in the Loan Agreement, the Borrower shall pay interest from the date hereof on the daily amount of the unpaid principal balance hereof from time to time outstanding at a fluctuating per annum rate equal to the Prime Rate plus 2.50 percentage points, each change in the fluctuating interest rate during the entire term of this Note to take effect simultaneously with the corresponding change in the Prime Rate. On the date hereof, the Prime Rate is eight and one-half (8.5%) percent per annum, and consequently, the rate of interest hereunder expressed in simple interest terms for this date is eleven (11.0%) percent per annum. After this date, the rate of interest will increase or decrease as provided above.

     The principal amount of this Note shall be repaid in thirty-six (36) consecutive monthly installments of principal and interest in an amount sufficient to fully amortize the principal amount hereof over the term hereof, commencing on December 15, 1997 and continuing on the last day of each month thereafter, through and including November 15, 2000 (together with such earlier date on which the indebtedness evidenced hereby shall become due and payable in full, the "Maturity Date"). As of the date hereof, the amount of the monthly payment of principal and interest hereunder shall be $319,202, as more particularly set forth on the amortization schedule attached as Schedule 1
                                                                ----------
hereto. In connection with the change, at any time and from time to time, of the Prime Rate, the amount of the monthly payment due hereunder shall be adjusted to an amount sufficient to fully amortize the then outstanding principal balance hereof over the remaining term hereof at the applicable rate of interest hereunder. Upon any such change in the Prime Rate, Lender shall provide a new amortization schedule to Borrower and Borrower shall make monthly payments of principal and interest hereunder pursuant to such schedule until receipt of further notice from Lender. Notwithstanding anything herein to the contrary, the installment of principal and interest which is due on the Maturity Date shall be in an amount equal to the then outstanding principal balance hereof, together with all accrued and unpaid interest thereon, together with all other amounts then outstanding hereunder.

     All payments received hereunder shall be applied by Lender as set forth in the Loan Agreement. Amounts repaid may not be reborrowed hereunder.

     Interest hereunder shall be calculated on the basis of a year of 360 days for the actual number of days elapsed.

     Borrower hereby agrees that time is of the essence. Both principal and interest are payable in lawful money of the United States of America to Lender at 1150 Two Galleria Tower, 13455 Noel Road - LB No. 45, Dallas, Texas 75240 (or to such other location(s) or account(s) as Lender may designate to Borrower in writing), in same day funds. Lender shall maintain an account evidencing all advances made hereunder and the amounts of principal and interest payable and paid from time to time hereunder. In any legal action or proceeding in respect of this Note or the Loan Agreement, the entries made in such account shall be prima facie evidence of the existence and amounts of the obligations of Borrower hereunder.

     This Note is entitled to the benefits of the Loan Agreement, which Loan Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events. This Note is secured by, without limitation, the Security Agreement.

     The principal amount hereof may be prepaid only as provided in the Loan Agreement.

     In no event shall the amount of interest due or payable hereunder exceed the maximum rate of interest allowed by applicable law, and in the event any such payment is inadvertently paid by Borrower or received by Lender, then such excess sum shall be credited as a payment of principal, unless Borrower shall notify Lender, in writing, that Borrower elects to have such excess sum returned to it forthwith. It is the express intent hereof that Borrower not pay and Lender not receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be legally paid by Borrower under applicable law. In determining whether the amount of interest charged and paid hereunder might otherwise exceed the limit prescribed by law, Borrower and Lender intend and agree that interest shall be computed upon the assumption that this Note will be paid according to the agreed terms.

     Borrower hereby waives presentment for payment, demand, notice of non-payment and demand, protest and notice of protest.

     This Note shall be binding upon and shall inure to the benefit of Borrower, Lender and their successors, successors-in-interest, participants and assigns; provided, however, that Borrower shall not be permitted to assign any of its
--------  -------
obligations hereunder.

     This Note shall be governed by the laws of the State of New York.

     The ownership interest of Lender, its successors, successors-in-interest, participants and assigns in this Note shall be reflected in a book entry system to be maintained by Lender, as agent for Borrower and Borrower hereby appoints Lender as Borrower's true and lawful agent and attorney-in-fact for the purpose of maintaining such book entry system. The foregoing appointment is irrevocable and is coupled with an interest. Notwithstanding anything herein to the contrary, any assignment, transfer or grant of a participation interest in Lender's interest herein, or any portion thereof, shall be effective only upon the entry of such assignment, transfer or participation, as the case may be, in such book entry system. It is the express intent of the foregoing provision that this Note be deemed to be in registered form, as contemplated by IRC Ssection 881 and the regulations issused thereunder and those contempated thereby.

     IN WITNESS WHEREOF, the undersigned Borrower has caused this Note to be executed by its duly authorized officers under seal this ____ day of November, 1997.

                                          TOWER AIR, INC.



                                          By:________________________________
                                             Title:__________________________

                                  EXHIBIT "B"

                          LEASE TERMINATION AGREEMENT
                          ---------------------------

     Reference is hereby made to the following four (4) Engine Lease Agreements, each between FIRST SECURITY BANK, N.A., not individually but solely as Owner Trustee under that certain Trust Agreement dated November 20, 1996 ("Lessor"), and TOWER AIR, INC., a Delaware corporation ("Lessee"), each involving the rental of one (1) used Pratt & Whitney JT9D-7A aircraft engine, together with the other properties therein described:


    Date of Engine
    Lease Agreement                      Engine MSN
    ---------------                      ----------

    November 20, 1996                662305 (the "662305 Lease")
    November 20, 1996                662294 (the "662294 Lease")
    December 10, 1996                685747 (the "685747 Lease")
    December 13, 1996                685696 (the "685696 Lease")
                                     (collectively the "Leases")

      Lessor and Lessee now wish to terminate certain provisions of the Leases prior to their respective expiration dates and, accordingly, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto, each intending to be legally bound hereby, agree as follows (capitalized terms used in this Agreement shall have the same terms ascribed to them in the relevant Lease or Leases, unless otherwise defined herein):

       1.  Payment of Outstanding Rents.
           ----------------------------

           (a)  October 1997 Rents.  The parties hereby agree that, as of the
                ------------------
date hereof (subject only to Lessor's verification of the applicable hours and cycles registered on the Engines), Lessee owes Lessor Rent for the month of October, 1997, in the aggregate amount of $79,359.36 (the "October Rent"), as follows:

   Lease                   Outstanding October 1997 Rent
   -----                   -----------------------------

   662305 Lease                 $34,372.63
   662294 Lease                   1,770.13
   685747 Lease                   1,663.92
   685696 Lease                  40,408.92
   Late Payments                  1,143.76
                                ----------

   Total October 1997
   Rent Due:                    $79,359.36
                                ==========

Lessee agrees that it shall pay to Lessor the full amount of the October Rent via bank wire transfer to an account or accounts designated in writing to Lessee by Lessor ("Lessor's Account") concurrently with the execution and delivery of this Agreement by the parties.

           (b)  November 1997 Rent.  The parties acknowledge and agree that
                ------------------
Lessee owes Rent to Lessor under each of the Leases for the period November 1, 1997 through the date hereof, inclusive, and that such Rents are to be calculated in accordance with the respective Leases (together, the "November Rent"). Lessee hereby agrees to pay to Lessor the November Rent via bank wire transfer to Lessor's Account no later than Friday, December 5, 1997. The failure to pay the November Rent by the close of business on December 5, 1997 shall constitute an Event of Default hereunder.

       2.   Termination of Certain Provisions of the Leases.
            -----------------------------------------------
       Upon the execution and delivery of this Agreement, the parties hereby terminate the Leases, other than the provisions of Articles 14, 21, 22 and 27 through 38, inclusive, of each of the

Leases, which Articles shall survive the execution and delivery of this Agreement and continue in full force and effect in accordance with their respective terms.

     3.  Miscellaneous.
         -------------

     This Agreement (a) shall be governed by and construed in accordance with the substantive laws of the State of New York; (b) represents the entire agreement between the parties hereto with respect to the subject matter hereof;
(c) may not be altered or amended except pursuant to a written agreement signed and delivered by each of the parties hereto; (d) may be executed in multiple counterparts; and (e) shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. TIME IS OF THE ESSENCE IN THE PERFORMANCE OF THIS AGREEMENT. All payments now or hereafter due and payable under this Agreement shall not be subject to offset or deduction for any reason whatsoever. Neither party shall have any right to assign any rights, or delegate any duties, arising under or pursuant to this Agreement, without the prior written consent of the other party hereto, which consent may be granted or denied in the sole discretion of such party. The parties hereby submit themselves and their respective properties to the jurisdiction of the courts of the State of Texas (and the federal district courts of the United States of America situated in Texas) in connection with any litigation involving the enforcement of this Agreement and agree that such litigation may be brought in any such courts on a non-exclusive basis.

  IN WITNESS WHEREOF, the undersigned have executed this Agreement, this ____ day of November, 1997.

                                       "Lessor"

                                       FIRST SECURITY BANK, N.A., not
                                       individually but as Owner
                                       Trustee under that certain Trust
                                       Agreement dated November 20, 1996

                                       By:
                                          -----------------------------------
                                          Title:
                                                -----------------------------

                                       "Lessee"

                                       TOWER AIR, INC.

                                       By:
                                          -----------------------------------
                                          Title:
                                                -----------------------------

                                  SCHEDULE 1


    Four (4) Engine Lease Agreements, each between FIRST SECURITY BANK, N.A., not individually but solely as Owner Trustee under that certain Trust Agreement dated November 20, 1996, as lessor, and TOWER AIR, INC., a Delaware corporation, as lessee, each involving the rental of one (1) used Pratt & Whitney JT9D-7A aircraft engine, together with the other properties therein described:


         Date of Engine
         Lease Agreement             Engine MSN
         ---------------             ----------

         November 20, 1996         662305 (the "662305 Lease")
         November 20, 1996         662294 (the "662294 Lease")
         December 10, 1996         685747 (the "685747 Lease")
         December 13, 1996         685696 (the "685696 Lease")
                                   (collectively the "Leases")

                             TERM PROMISSORY NOTE


$9,750,000.00                            Dated:  November 21, 1997

     FOR VALUE RECEIVED, the undersigned, TOWER AIR, INC., a Delaware corporation ("Borrower"), HEREBY PROMISES TO PAY to the order of RANGER ASSET MANAGEMENT, L.P., a Delaware limited partnership which is doing business as Protective Asset Management Company ("Lender"), the principal sum of NINE MILLION SEVEN HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($9,750,000.00) or, if less, so much thereof as has been advanced and is outstanding hereunder, together with interest thereon as hereinafter set forth.

     This Note is the "Note," as defined in that certain Loan Agreement dated of even date herewith between Borrower and Lender (as the same may be amended from time to time, the "Loan Agreement"), the terms of which are incorporated by reference herein. Capitalized terms used herein without definition shall have the meanings set forth in the Loan Agreement.

     Except as otherwise provided in the Loan Agreement, the Borrower shall pay interest from the date hereof on the daily amount of the unpaid principal balance hereof from time to time outstanding at a fluctuating per annum rate equal to the Prime Rate plus 2.50 percentage points, each change in the fluctuating interest rate during the entire term of this Note to take effect simultaneously with the corresponding change in the Prime Rate. On the date hereof, the Prime Rate is eight and one-half (8.5%) percent per annum, and consequently, the rate of interest hereunder expressed in simple interest terms for this date is eleven (11.0%) percent per annum. After this date, the rate of interest will increase or decrease as provided above.

     The principal amount of this Note shall be repaid in thirty-six (36) consecutive monthly installments of principal and interest in an amount sufficient to fully amortize the principal amount hereof over the term hereof, commencing on December 15, 1997 and continuing on the last day of each month thereafter, through and including November 15, 2000 (together with such earlier date on which the indebtedness evidenced hereby shall become due and payable in full, the "Maturity Date"). As of the date hereof, the amount of the monthly payment of principal and interest hereunder shall be $319,202, as more particularly set forth on the amortization schedule attached as Schedule 1
                                                                ----------
hereto. In connection with the change, at any time and from time to time, of the Prime Rate, the amount of the monthly payment due hereunder shall be adjusted to an amount sufficient to fully amortize the then outstanding principal balance hereof over the remaining term hereof at the applicable rate of interest hereunder. Upon any such change in the Prime Rate, Lender shall provide a new amortization schedule to Borrower and Borrower shall make monthly payments of principal and interest hereunder pursuant to such schedule until receipt of further notice from Lender. Notwithstanding anything herein to the contrary, the installment of principal and interest which is due on the Maturity Date shall be in an amount equal to the then outstanding principal balance hereof, together with all accrued and unpaid interest thereon, together with all other amounts then outstanding hereunder.

     All payments received hereunder shall be applied by Lender as set forth in the Loan Agreement. Amounts repaid may not be reborrowed hereunder.

     Interest hereunder shall be calculated on the basis of a year of 360 days for the actual number of days elapsed.

     Borrower hereby agrees that time is of the essence. Both principal and interest are payable in lawful money of the United States of America to Lender at 1150 Two Galleria Tower, 13455 Noel Road - LB No. 45, Dallas, Texas 75240 (or to such other location(s) or account(s) as Lender may designate to Borrower in writing), in same day funds. Lender shall maintain an account evidencing all advances made hereunder and the amounts of principal and interest payable and paid from time to time hereunder. In any legal action or proceeding in respect of this Note or the Loan Agreement, the entries made in such account shall be prima facie evidence of the existence and amounts of the obligations of Borrower hereunder.

     This Note is entitled to the benefits of the Loan Agreement, which Loan Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events. This Note is secured by, without limitation, the Security Agreement.

     The principal amount hereof may be prepaid only as provided in the Loan Agreement.

     In no event shall the amount of interest due or payable hereunder exceed the maximum rate of interest allowed by applicable law, and in the event any such payment is inadvertently paid by Borrower or received by Lender, then such excess sum shall be credited as a payment of principal, unless Borrower shall notify Lender, in writing, that Borrower elects to have such excess sum returned to it forthwith. It is the express intent hereof that Borrower not pay and Lender not receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be legally paid by Borrower under applicable law. In determining whether the amount of interest charged and paid hereunder might otherwise exceed the limit prescribed by law, Borrower and Lender intend and agree that interest shall be computed upon the assumption that this Note will be paid according to the agreed terms.

     Borrower hereby waives presentment for payment, demand, notice of non-payment and demand, protest and notice of protest.

     This Note shall be binding upon and shall inure to the benefit of Borrower, Lender and their successors, successors-in-interest, participants and assigns; provided, however, that Borrower shall not be permitted to assign any of its
--------  -------
obligations hereunder.

     This Note shall be governed by the laws of the State of New York.

     The ownership interest of Lender, its successors, successors-in-interest, participants and assigns in this Note shall be reflected in a book entry system to be maintained by Lender, as agent for Borrower and Borrower hereby appoints Lender as Borrower's true and lawful agent and attorney-in-fact for the purpose of maintaining such book entry system. The foregoing appointment is irrevocable and is coupled with an interest. Notwithstanding anything herein to the contrary, any assignment, transfer or grant of a participation interest in Lender's interest herein, or any portion thereof, shall be effective only upon the entry of such assignment, transfer or participation, as the case may be, in such book entry system. It is the express intent of the foregoing provision that this Note be deemed to be in registered form, as contemplated by IRC Section
881 and the regulations issused thereunder and those contempated thereby.

     IN WITNESS WHEREOF, the undersigned Borrower has caused this Note to be executed by its duly authorized officers under seal this 21 day of November, 1997.

                              TOWER AIR, INC.



                              By:  /s/ R.K. Punwani
                                 ________________________________
                                 Title: V.P. Finance
                                       --------------------------



                                       3